                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment No. 1 on Form S-3 to Form S-4/A, No. 333-35590) and related Prospectus of Equity Office Properties Trust for the registration of its common shares of beneficial interest and to the incorporation by reference therein of our report dated February 8, 2000, except for Note 24, as to which the date is February 15, 2000, with respect to the consolidated financial statements and schedule of Equity Office Properties Trust included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Chicago, Illinois
June 26, 2000